UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        October 20, 2017
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by inTEST Corporation (the “Company”) with the Securities and Exchange Commission on October 20, 2017 (the “Original Report”). The sole purpose of this amendment is to disclose the terms of Mr. Pelrin’s compensation. Except for the addition of the information provided below, the disclosure contained in the Original Report remains unchanged

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, inTEST Corporation (the “Company”) announced the appointment of James Pelrin as President and Chief Executive Officer, effective January 1, 2018.

As reported on March 12, 2018, the Compensation Committee of the Board of Directors of the Company approved the 2018 Executive Compensation Plan. In addition, on March 12, 2018, the Compensation Committee finalized and approved the terms of Mr. Pelrin’s compensation as the President and Chief Executive Officer. Such terms are as follows: (i) effective January 1, 2018, Mr. Pelrin’s annual base salary is $315,000, (ii) the performance bonus payment target percentage to be used to calculate Mr. Pelrin’s bonus for 2018 will be 65% of his annual base salary, subject to the satisfaction of certain performance metrics, and (iii) on March 12, 2018, Mr. Pelrin was awarded 20,600 shares of restricted stock as well as 60,900 options to purchase shares of common stock of the Company under the Company’s 2014 Stock Plan. The shares of restricted stock and options will vest in equal increments over 4 years.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   March 15, 2018